EXHIBIT 10.1

                         PROMISSORY NOTE


$5,000,000                                   September 27, 1996

     FOR VALUE RECEIVED, the undersigned, CBI RESTAURANTS, INC., a Delaware corporation (the "Company"), promises to pay to the order of GIANT GROUP, LTD. (the "Investor") at its office at 150 El Camino Drive, Suite 303, Beverly Hills, California 90212, or at such other address as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Five Million Dollars ($5,000,000) on or before March 31, 1997 (subject to the provisions of Section 2 of this Promissory Note), together with interest as provided below on the unpaid principal balance of this Promissory Note from time to time outstanding until paid in full.

     This Promissory Note is delivered in connection with the transactions contemplated by that certain Stock Purchase and Loan Agreement, dated as of even date herewith (the "Agreement"), by and among Company, CKE Restaurants, Inc. and Fidelity National Financial, Inc. Unless otherwise defined herein or the context otherwise requires, all capitalized terms appearing in this Promissory Note shall have the respective meanings ascribed to such terms in the Agreement.

     1. INTEREST. The rate of interest charged under this Promissory Note shall be ten percent (10%) per annum. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed and shall become payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 1996, if a Business Day, otherwise on the next succeeding Business Day thereafter, commencing December 31, 1996, and at maturity or prior prepayment of this Promissory Note in full.

     2. PREPAYMENT: CALL RIGHTS. As provided in the Agreement, the Company may prepay all or part of the outstanding principal balance of and accrued and unpaid interest on this Note at any time without premium or penalty. The Investor shall have the right, at its option, to declare the entire outstanding principal balance and accrued and unpaid interest on this Promissory Note due and payable on or after November 30, 1996.

     3. DEFAULT: REMEDIES. In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Promissory Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     4. SUBORDINATION. The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Agreement, subordinate and junior upon the occurrence of an event of default on the Senior Indebtedness (as such term is defined in the Agree-ment). The terms and provisions of Section 6 of the Agreement, together with the definitions of the terms used therein, are incorporated by reference herein. Other than the subordination provisions of the Agreement (which would restrict the Company's ability to make payments hereunder upon the occurrence of an event of default on the Senior Indebtedness), there are no restrictions on the Company's ability to make payment in full on this Note in accordance with its terms (including any payment arising from the exercise of the Investor's call rights in
Section 2 above). In addition to all other rights of holders of Senior Indebtedness described in the Agreement, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of the Agreement irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebted-ness or any extension or renewal of the Senior Indebtedness.

     5. GENERAL PROVISIONS. The Company hereby waives present-ment, notice of nonpayment, dishonor, notice of dishonor, protest, notice of protest, demand and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note. The holder of this Promissory Note shall not be deemed, by any act or omission or commission, to have waived any of its rights or remedies here-under and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the holder hereof to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the accept-ance at any time by the holder hereof of any past-due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. This Note shall be governed and construed in accordance with and pursuant to the substantive laws of the State of California, without giving effect to any choice of law, provision or rule that would cause the application of the law of any other jurisdiction.

                                   CBI RESTAURANTS, INC.,
                                   a Delaware corporation




                                   By: /s/ Joseph N. Stein
                                      -------------------------
                                      Senior Vice President and
                                      Chief Financial Officer